EXHIBIT 99.1

SMTC Reports Fourth Quarter and Fiscal Year 2017 Results

TORONTO, March 07, 2018 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced fourth quarter 2017 and fiscal year 2017 results.

Fourth Quarter Fiscal 2017 Results Summary:

  Revenue of $38.6 million
  Gross Profit of $2.9 million or 7.5%
  Net Loss of ($0.9) million
  Adjusted EBITDA of $1.2 million

Fiscal Year 2017 Results Summary:

  Revenue of $139.2 million
  Gross Profit of $10.9 million or 7.8%
  Net Loss of ($7.9) million
  Adjusted EBITDA of ($1.6) million
  Debt, net of cash of $14.9 million

Revenue for the fourth quarter was $38.6 million compared to $39.7 million in the fourth quarter of 2016. Sequentially, revenue increased 12.2% from $34.4 million in the third quarter of 2017. The increase from the prior quarter is due to revenue opportunities from both existing customers and new customers increasing production during the quarter.

Gross profit for the fourth quarter of 2017 was $2.9 million or 7.5% of revenue compared with $3.4 million or 8.6% of revenue for the same period in 2016.  Adjusted gross profit, which excludes the impact of unrealized foreign exchange gains or losses, was $3.4 million or 8.9% as a percentage of revenue in the fourth quarter of 2017 compared to $3.6 million or 9.0% in the same period of the prior year.  Gross profit in the third quarter of 2017 was $3.0 million or 8.6% and adjusted gross profit was $3.1 million or 9.0%.  The increase in adjusted gross profit in the fourth quarter of 2017 compared to the prior quarter was primarily due to the increase in revenues.

Net loss was $(0.9) million for the fourth quarter of 2017 compared to a net loss of $(0.6) million in the fourth quarter of 2016 and the third quarter of 2017. Adjusted EBITDA was $1.2 million in the fourth quarter of 2017 compared to $1.1 million for both the fourth quarter of 2016 and the third quarter of 2017. The increase in the fourth quarter of 2017 compared to the prior quarter is due to the improvement in adjusted gross profit from higher revenue, partially offset by additional selling, general and administrative expenses to support the revenue growth.

Chief Financial Officer Roger Dunfield stated, “While our net loss has fluctuated in part due to swings in unrealized foreign exchange gains and losses, we have stabilized our Adjusted EBITDA and improved over the prior quarter. We will continue to focus on incremental improvements and the need to drive down our working capital, specifically with respect to collections of accounts receivable, which in turn will reduce our net debt.”

Chief Executive Officer Edward Smith stated, “There is momentum building with our company as we have ended the year strong with two quarters of incremental revenue growth.  While I do expect revenue to decrease in the first quarter of 2018 from the fourth quarter of 2017 due to seasonality, I am excited about our 2018 Plan.”

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures.  Adjusted EBITDA is computed as net income (loss) from operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock based compensation, interest and income tax expense.  SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is included in the attachment.  Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts.  Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue.  A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies.  SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods.  SMTC believes these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business.  Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net income (loss), as reflected in SMTC’s consolidated financial statements prepared in accordance with US GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, networking and computing, power and energy and medical market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Investor Relations Information:
Blair McInnis
Corporate Controller
Telephone: (289) 378.5851
Email: blair.mcinnis@smtc.com

Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
	Three months ended			Twelve months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	December 31, 2017	October 1, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Revenue	$38,641	$34,417	$39,650	$139,231	$167,868
Cost of sales	35,741	31,443	36,226	128,380	152,841
Gross profit	2,900	2,974	3,424	10,851	15,027
Selling, general and administrative expenses	3,136	2,952	3,607	13,960	14,013
Impairment of property,plant and equipment	-	-	-	1,601	-
(Gain) loss on sale of property, plant and equipment	-	(60)	20	(60)	(5)
Restructuring charges	55	326	-	1,732	176
Operating earnings (loss)	(291)	(244)	(203)	(6,382)	843
Interest expense	278	229	190	903	788
Earnings (loss) before income taxes	(569)	(473)	(393)	(7,285)	55
Income tax expense (recovery)
Current	171	173	(39)	639	161
Deferred	164	(95)	222	(79)	126
	335	78	183	560	287
Net loss, also being comprehensive loss	$(904)	$(551)	$(576)	$(7,845)	$(232)

Basic loss per share	$(0.05)	$(0.03)	$(0.03)	$(0.47)	$(0.01)
Diluted loss per share	$(0.05)	$(0.03)	$(0.03)	$(0.47)	$(0.01)

Weighted average number of shares outstanding
Basic	16,860,155	16,824,538	16,510,180	16,788,231	16,504,106
Diluted	16,860,155	16,824,538	16,510,180	16,788,231	16,504,106

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	December 31, 2017	January 1, 2017
Assets

Current assets:
Cash	$5,536	$8,503
Accounts receivable - net	29,093	22,624
Inventories	22,363	20,674
Prepaid expenses and other assets	2,142	2,453
Derivative assets	37	-
Income taxes receivable	17	17
Deferred income taxes - net	-	-
	59,188	54,271
Property, plant and equipment - net	10,269	14,437
Deferred financing costs - net	94	70
Deferred income taxes - net	305	226
	$69,856	$69,004

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	$12,191	$2,731
Accounts payable	25,028	23,078
Accrued liabilities	4,877	4,604
Derivative liabilities	375	1,256
Income taxes payable	48	190
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	174	389
	44,693	34,248
Long-term debt	6,000	8,000
Capital lease obligations	89	269

Shareholders’ equity:
Capital stock	396	391
Additional paid-in capital	265,355	264,928
Deficit	(246,677)	(238,832)
	19,074	26,487
	$69,856	$69,004

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Operations:
Net loss	$(904)	$(576)	$(7,845)	$(232)
Items not involving cash:
Depreciation	799	1,044	3,588	4,110
Unrealized foreign exchange loss (gain) on unsettled forward
exchange contracts	520	164	(918)	(831)
Impairment of property, plant and equipment	-	-	1,601	-
Loss (gain) on sale of property, plant and equipment	-	20	(60)	(5)
Deferred income taxes (recovery)	164	222	(79)	126
Amortization of deferred financing fees	8	43	27	69
Stock-based compensation	159	80	432	423
Change in non-cash operating working capital:
Accounts receivable	(5,928)	1,041	(6,469)	7,261
Inventories	(1,146)	2,317	(1,689)	5,203
Prepaid expenses and other assets	(453)	(510)	311	(470)
Income taxes payable	2	112	(142)	132
Accounts payable	4,740	(2,754)	2,159	(7,998)
Accrued liabilities	(942)	(185)	237	(927)
	(2,981)	1,018	(8,847)	6,861
Financing:
Net (repayment) advances of revolving credit facility	6,282	(5,309)	9,460	(7,990)
(Repayment) advances of long-term debt	(500)	5,500	(2,000)	5,000
Principal payment of capital lease obligations	(43)	(182)	(395)	(611)
Proceeds from sales leaseback	-	-	-	509
Deferred financing costs	-	(71)	(51)	(71)
	5,739	(62)	7,014	(3,163)
Investing:
Change in restricted cash	-	537	-	805
Purchase of property, plant and equipment	(157)	(361)	(1,471)	(2,225)
Proceeds from leaseholding improvement		-	56	-
Proceeds from sale of property, plant and equipment	-	-	281	126
	(157)	176	(1,134)	(1,294)
Increase (decrease) in cash	2,601	1,132	(2,967)	2,404
Cash, beginning of period	2,935	7,371	8,503	6,099
Cash, end of the period	$5,536	$8,503	$5,536	$8,503

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended			Twelve months ended
	December 31, 2017	October 1, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Net loss	$(904)	(551)	$(576)	$(7,845)	$(232)
Add (deduct):
Depreciation	799	839	1,044	3,588	4,110
Interest	278	229	190	903	788
Income tax expense	335	78	183	560	287

EBITDA	$508	$595	$841	$(2,794)	$4,953

Add (deduct):
Stock compensation expense	159	77	80	432	423
Restructuring charges	55	326	-	1,732	176
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	520	118	164	(918)	(831)

Adjusted EBITDA	1,242	1,116	1,085	(1,548)	4,721

Supplementary Information:

Reconciliation of Adjusted Gross Profit

	Three months ended			Twelve months ended
	December 31, 2017	October 1, 2017	January 1, 2017	December 31, 2017	January 1, 2017

Gross Profit	$2,900	2,974	$3,424	$10,851	$15,027
Add (deduct):
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	520	118	164	(918)	(831)

Adjusted Gross Profit	3,420	3,092	3,588	9,933	14,196

Adjusted Gross Profit Percentage	8.9%	9.0%	9.0%	7.1%	8.5%